CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 19, 2014, related to the statement of assets and liabilities of First Trust New Opportunities MLP & Energy Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 26, 2014